                                                                   Exhibit(a)(9)

                             ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                    THE UNIVERSAL INSTITUTIONAL FUNDS, INC.


        THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at 1221 Avenue of the Americas, New York, NY 10020, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

        SECOND: Pursuant to the authority contained in Section 2-605(a)(2) of the Maryland General Corporation Law and under authority contained in Article THIRTEENTH of the Articles of Incorporation of the Corporation, the full Board of Directors by unanimous consent dated April 9, 2001, have changed the name of one of the Corporation's classes of Common Stock, the "Global Equity Portfolio" to the "Global Value Equity Portfolio."

        THIRD: Pursuant to the requirements of Section 2-607 of the Maryland General Corporation Law, the Board of Directors has determined to file of record these Articles of Amendment, which Amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and which Amendment is solely for the purpose of changing the name of one of the Corporation's classes of Common Stock.

        FOURTH: Article FIFTH, Section 3 of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

        Pursuant to Section 2-105 of the Maryland General Corporation Law, the Board of Directors of the Corporation shall have the power to designate one or more classes of shares of Common Stock, to fix the number of shares in any such class and to classify or reclassify any unissued shares with respect to such class. Any such class (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation) shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualification, terms and conditions of redemption and other characteristics as the Board may determine in the absence of contrary determination set forth herein. The aforesaid power shall include the power to create, by classifying unissued shares in the aforesaid manner, one or more classes in addition to those initially designated as named below. Subject to such aforesaid power, the Board of Directors has designated twenty-two portfolios of the Corporation. The names of such classes and the number of shares of Common Stock classified and allocated to these classes are as follows:

                                                       Number of Shares
                                                       of Common Stock
Name of Class                                          Classified and Allocated
-------------                                          ------------------------
Money Market Portfolio                                      1,000,000,000
Fixed Income Portfolio                                        500,000,000
High Yield Portfolio                                          500,000,000
International Fixed Income Portfolio                          500,000,000
Emerging Markets Debt Portfolio                               500,000,000
Balanced Portfolio                                            500,000,000
Multi-Asset-Class Portfolio                                   500,000,000
Equity Growth Portfolio                                       500,000,000
Value Portfolio                                               500,000,000
Core Equity Portfolio                                         500,000,000
Mid Cap Growth Portfolio                                      500,000,000
Mid Cap Value Portfolio                                       500,000,000
U.S. Real Estate Portfolio                                    500,000,000
Global Value Equity Portfolio                                 500,000,000
International Magnum Portfolio                                500,000,000
Emerging Markets Equity Portfolio                             500,000,000
Latin American Portfolio                                      500,000,000
Active International Allocation Portfolio                     500,000,000
Technology Portfolio                                          500,000,000
Targeted Duration Portfolio                                   500,000,000
Investment Grade Fixed Income Portfolio                       500,000,000
Asian Equity Portfolio                                        500,000,000

        IN WITNESS WHEREOF, The Universal Institutional Funds, Inc. has caused these Articles of Amendment to be signed in its corporate name and on its behalf by its Vice President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 23rd day of April, 2001.


                           THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

                                 By:    /s/ Ronald E. Robison
                                     -------------------------------------
                                     Ronald E. Robison
                                     President


[SEAL]

Attest:


/s/ Mary E. Mullin
----------------------------------------
Mary E. Mullin
Secretary

        THE UNDERSIGNED, Vice President of The Universal Institutional Funds, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                         /s/ Ronald E. Robison
                                         ---------------------------
                                         Ronald E. Robison
                                         President